Exhibit 99.1

AMMO, Inc. Reports Third Quarter 2023 Financial Results

SCOTTSDALE, Ariz., February, 14, 2023 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today reported results for its third quarter of fiscal 2023, ended December 31, 2023.

Third Quarter Fiscal 2023 vs. Third Quarter Fiscal 2022

●	Net Revenues decreased 40% to $38.7 million.
●	Gross profit margin of approximately 32.3%.
●	Historical Adjusted EBITDA of $7.9 million compared to $20.1million.
●	Updated Adjusted EBITDA of $4.8 million compared to $10.7 million.
●	Net loss of ($4.1) million, compared to net income of $9.1 million.
●	Diluted EPS of ($0.04), compared to $0.07.
●	Historical Adjusted EPS of $0.05, compared to $0.14.
●	Updated Adjusted EPS of $0.05 compared to $0.08

GunBroker.com “Marketplace” Metrics – Third Quarter 2023

●	Marketplace revenue of approximately $15.4 million.
●	New user growth averaged 40,000 per month.
●	Average take rate increased to 5.7% compared to 5.4% in fiscal 2022.

Fred Wagenhals, AMMO’s Chairman & CEO, commented that “[t]he entire ammunition market is currently facing significant headwinds primarily due to the current inflationary and recessionary drivers impacting the consumer. Despite these near-term challenges, the management team and AMMO Board remains excited about the Company’s prospects in both the short and long term. Our confidence is supported by the continued ramp up in the production capacity at our state-of-the-art facility in Manitowoc, along with the continuing rollout of enhancements to our Gunbroker.com Marketplace site.

“These opportunities, coupled with the exciting addition of our newest executive management team member, Jared Smith, President & COO, supports the high level of confidence I have in AMMO’s future. Jared’s experience, the wealth of his relationships, intellect and drive are all valuable assets for our organization as we chart our path forward to a bright future through the balance of this fiscal year and beyond,” Mr. Wagenhals concluded.

Third Quarter 2023 Results

We ended our third quarter with total revenues of approximately $38.7M in comparison to approximately $64.7M in the prior year quarter - this was a decrease of 40% from the prior year quarter. The decrease in revenue was mainly attributable to our ammunition segment and the inflationary impacts that are currently affecting the market. These market conditions also impacted the revenue of our Marketplace segment effecting a 12% decrease from the prior year period. However, operating performance of our Marketplace, GunBroker.com still remained strong and although our top line revenues waivered, our margins are still comparable to historical performance.

We continue to see margin compression on our ammunition segment as we have seen further pricing pressure as the US commercial markets continue to slow from the inflationary impact and approaching global recession. The reduction in sales, higher commodity and freight costs along with increased operating expenses such as, the remainder of the one-time legal expenses related to the proxy contention, stock compensation, corporate insurance and payroll have increased our cost of revenues and operating expenses resulting in a net loss for the period.

To address these increases and as discussed earlier in the call we plan to recoup cash tied up in our inventory in our quarter ending in March and pivot the direction of our manufacturing operations to more profitable opportunities such as premium rifle brass. Additionally, we continue to push forward on the improvements to our marketplace, GunBroker.com, and expect the payment suite and cart platform to launch in the first half of our next fiscal year, which should drive growth and profitability to the site.

Our Cost of Revenues was approximately $26.2M for the quarter compared to $42.2M in the comparable prior year quarter. This decrease was related to reduced sales volume and increased commodity costs. Accordingly, this resulted in a gross margin of $12.5M compared to $22.5M. As our sales volume fell in the reported quarter, we anticipate another quarter of margin compression due to these increased costs, but expect to swiftly transition to more profitable sales activity starting in the first quarter of our next fiscal year.

Our balance sheet remains strong with our total current liabilities decreasing by 21% since our year end and our total current assets at virtually unchanged.

We are revising our Adjusted EBITDA and Adjusted Net Income Per Share calculations moving forward, which we believe will provide the market with a more accurate representation of our operations. To transition to our new calculations, we are providing our historical Adjusted EBITDA and Adjusted Net Income Per Share calculations and as well the calculations you can expect to see moving forward and incorporated into our updated guidance. For the quarter, using our historical Adjusted EBITDA and Adjusted EPS calculation we recorded adjusted EBITDA of approximately $7.9M busing, compared to prior year quarter Adjusted EBITDA of $20.1M. Using our Updated Adjusted EBITDA calculation, we recorded $4.8M in Adjusted EBITDA for the period compared to $10.7M.

This resulted in a loss per share of $(0.04) or Historical Adjusted Net Income per Share of $0.05 in comparison to $0.14 in the prior year period. Using our updated calculation, Adjusted Net Income per Share was $0.05 in comparison to Adjusted Net Income per Share of $0.08 in the prior year period.

Outlook

Due to the decline is sales activity due to the market shift, we are reducing our guidance for our 2023 fiscal year. We are updating our guidance to revenues of $185 million, adjusted EBITDA using our new calculation of $22 million, and EBITDA of $17 million.

Conference Call

Management will host a conference call to discuss the Company’s Fiscal second quarter 2023 results at 5:00 p.m. ET today, February 14th, 2023.

Investors interested in participating in the live conference call or audio-only webcast, may join by dialing 1-866-777-2509 (domestic), 1-412-317-5413 (international), or via webcast at

https://event.choruscall.com/mediaframe/webcast.html?webcastid=yW2dwlnP.

Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. Third Quarter 2023 Conference Call.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

CoreIR

Phone: (212) 655-0924

IR@ammo-inc.com

Source: AMMO, Inc.

AMMO, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2022	March 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$27,093,614	$23,281,475
Accounts receivable, net	30,419,611	43,955,084
Due from related parties	-	15,000
Inventories	67,145,401	59,016,152
Prepaid expenses	3,838,968	3,423,925
Current portion of restricted cash	500,000	-
Total Current Assets	128,997,594	129,691,636

Property and Equipment, net	55,290,328	37,637,806

Other Assets:
Deposits	9,656,907	11,360,322
Patents, net	5,156,120	5,526,218
Other intangible assets, net	126,870,205	136,300,387
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	1,378,711	2,791,850
TOTAL ASSETS	$418,219,959	$414,178,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$20,964,686	$26,817,083
Factoring liability	1,678,450	485,671
Accrued liabilities	4,298,739	6,178,814
Inventory credit facility	-	825,675
Current portion of operating lease liability	518,778	831,429
Current portion of note payable related party	358,263	684,639
Current portion of construction note payable	258,430	-
Insurance premium note payable	119,449	-
Total Current Liabilities	28,196,795	35,823,311

Long-term Liabilities:
Contingent consideration payable	158,570	204,142
Notes payable related party, net of current portion	-	181,132
Construction note payable, net of unamortized issuance costs	10,967,947	38,330
Operating lease liability, net of current portion	980,009	2,091,351
Deferred income tax liability	2,819,962	1,536,481
Total Liabilities	43,123,283	39,874,747

Shareholders’ Equity:
Series A cumulative perpetual preferred Stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of December 31, 2022 and March 31, 2022, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 118,044,417 and 116,485,747 shares issued and 117,894,417 and 116,485,747 outstanding at December 31, 2022 and March 31, 2022, respectively	117,894	116,487
Additional paid-in capital	390,501,876	385,426,431
Accumulated deficit	(15,233,633)	(11,240,752)
Treasury Stock	(290,861)	-
Total Shareholders’ Equity	375,096,676	374,303,566
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$418,219,959	$414,178,313

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021

Net Revenues
Ammunition sales	$20,250,965	$44,069,473	$90,607,817	$112,629,655
Marketplace revenue	15,419,202	17,596,769	46,486,842	46,646,051
Casing sales	3,041,327	3,022,944	10,661,420	10,891,897
	38,711,494	64,689,186	147,756,079	170,167,603

Cost of Revenues	26,184,315	42,166,320	104,257,529	102,457,775
Gross Profit	12,527,179	22,522,866	43,498,550	67,709,828

Operating Expenses
Selling and marketing	1,010,543	1,510,574	3,987,214	4,226,817
Corporate general and administrative	7,835,201	3,737,455	17,920,197	10,976,288
Employee salaries and related expenses	4,705,636	2,939,095	11,414,434	7,943,076
Depreciation and amortization expense	3,309,074	3,725,921	9,950,752	10,044,994
Total operating expenses	16,860,454	11,913,045	43,272,597	33,191,175
Income/(Loss) from Operations	(4,333,275)	10,609,821	225,953	34,518,653

Other Expenses
Other income/(expense)	(170,403)	363	28,193	21,788
Interest expense	(320,439)	(190,319)	(538,191)	(468,404)
Total other expense	(490,842)	(189,956)	(509,998)	(446,616)

Income/(Loss) before Income Taxes	(4,824,117)	10,419,865	(284,045)	34,072,037

Provision for Income Taxes	(721,125)	1,351,998	1,369,427	1,351,998

Net Income/(Loss)	(4,102,992)	9,067,867	(1,653,472)	32,720,039

Preferred Stock Dividend	(782,639)	(782,582)	(2,339,409)	(1,902,966)

Net Income/(Loss) Attributable to Common Stock Shareholders	$(4,885,631)	$8,285,285	$(3,992,881)	$30,817,073

Net Income/(Loss) per share
Basic	$(0.04)	$0.07	$(0.03)	$0.28
Diluted	$(0.04)	$0.07	$(0.03)	$0.27

Weighted average number of shares outstanding
Basic	117,348,511	114,757,014	116,950,013	111,289,024
Diluted	117,348,511	116,717,500	116,950,013	113,350,998

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Nine Months Ended December 31,
	2022	2021

Cash flows from operating activities:
Net Income/(Loss)	(1,653,472)	32,720,039
Adjustments to reconcile Net Income/(Loss) to Net Cash provided by (used in) operations:
Depreciation and amortization	12,950,972	12,778,103
Debt discount amortization	62,440	18,905
Employee stock awards	4,457,973	2,898,250
Stock grants	135,344	197,110
Stock for services	-	4,200
Warrants issued for services	106,909	148,508
Contingent consideration payable fair value	(45,572)	(362,753)
Allowance for doubtful accounts	1,327,419	1,097,985
(Gain) on disposal of assets	-	(12,044)
Reduction in right of use asset	512,063	496,469
Deferred income taxes	1,283,481	958,019
Changes in Current Assets and Liabilities
Accounts receivable	12,208,054	(20,755,245)
Due to (from) related parties	15,000	-
Inventories	(8,129,249)	(30,599,676)
Prepaid expenses	1,941,206	1,569,928
Deposits	1,678,415	(13,051,850)
Accounts payable	(5,852,397)	7,538,451
Accrued liabilities	(2,044,248)	1,310,641
Operating lease liability	(522,917)	(514,872)
Net cash provided by (used in) operating activities	18,431,421	(3,559,832)

Cash flows from investing activities:
Purchase of equipment	(10,566,182)	(50,517,840)
Gemini acquisition	-	(12,868,156)
Proceeds from disposal of assets	-	59,800
Net cash used in investing activities	(10,566,182)	(63,326,196)

Cash flow from financing activities:
Payments on inventory facility, net	(825,675)	(896,287)
Proceeds from factoring liability	57,300,000	86,465,962
Payments on factoring liability	(56,107,221)	(84,210,284)
Payments on note payable - related party	(507,508)	(463,192)
Payments on insurance premium note payment	(1,916,070)	(1,922,651)
Proceeds from construction note payable	1,000,000	-
Payments on construction note payable	(66,586)	-
Preferred stock dividends paid	(2,195,075)	(1,758,405)
Common stock repurchase plan	(291,011)
Common stock issued for exercised warrants	56,046	943,907
Payments on assumed debt from Gemini	-	(50,000,000)
Payments on note payable	-	(4,000,000)
Sale of preferred stock	-	35,000,000
Common stock issuance costs	-	(3,199,922)
Net cash used in financing activities	(3,553,100)	(24,040,872)

Net increase/(decrease) in cash	4,312,139	(90,926,900)
Cash, beginning of period	23,281,475	118,341,471
Cash and restricted cash, end of period	$27,593,614	$27,414,571

(Continued)

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Nine Months Ended December 31,
	2022	2021

Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$433,761	$474,454
Income taxes	$1,302,811	$-

Non-cash investing and financing activities:
Construction note payable	$10,237,032	$-

Non-GAAP Financial Measures

We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under accounting principles generally accepted in the United States (“GAAP”), the following information includes key operating metrics and non-GAAP financial measures we use to evaluate our business. We believe these measures are useful for period-to-period comparisons of the Company. We have included these non-GAAP financial measures in this Quarterly Report on Form 10-Q because they are key measures we use to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Historical Reconciliation of GAAP net income to Adjusted EBITDA

	For the Three Months Ended		For the Nine Months Ended
	31-Dec-22	31-Dec -21	31-Dec -22	31-Dec -21

Reconciliation of GAAP net income to Adjusted EBITDA
Net Income (Loss)	$(4,102,992)	$9,067,867	$(1,653,472)	$32,720,039
Provision for Income Taxes	(721,125)	1,351,998	1,369,427	1,351,998
Depreciation and amortization	4,356,004	4,623,355	12,950,972	12,778,103
Excise Taxes	1,669,206	3,982,221	7,816,598	10,317,110
Interest expense, net	320,439	190,319	538,191	468,404
Employee stock awards(1)	2,106,535	1,045,125	4,457,973	2,898,250
Stock grants	43,750	65,098	135,344	197,110
Stock for services	-	4,200	-	4,200
Warrant Issuance	106,909	145,508	106,909	145,508
Other income/(expenses), net	170,403	(363)	(28,193)	(21,788)
Contingent consideration fair value	(20,326)	(359,309)	(45,572)	(362,753)
Proxy contention fees	3,983,254	-	4,724,385	-
Adjusted EBITDA	$7,912,057	$20,116,019	$30,372,562	$60,496,181

(1)	Includes proxy contention fees of $910,000 for Employee Stock Awards issued as a result of the Settlement Agreement as discussed in our Quarterly Report on Form 10-Q.

Updated Reconciliation of GAAP net income to Adjusted EBITDA

	For the Three Months Ended		For the Nine Months Ended
	31-Dec-22	31-Dec -21	31-Dec -22	31-Dec -21

Reconciliation of GAAP net income to Adjusted EBITDA
Net Income (Loss)	$(4,102,992)	$9,067,867	$(1,653,472)	$32,720,039
Provision for Income Taxes	(721,125)	1,351,998	1,369,427	1,351,998
Depreciation and amortization	4,356,004	4,623,355	12,950,972	12,778,103
Interest expense, net	320,439	190,319	538,191	468,404
Employee stock awards(1)	2,106,535	1,045,125	4,457,973	2,898,250
Stock grants	43,750	65,098	135,344	197,110
Stock for services	-	4,200	-	4,200
Warrant Issuance	106,909	145,508	106,909	145,508
Other income/(expenses), net	170,403	(363)	(28,193)	(21,788)
Contingent consideration fair value	(20,326)	(359,309)	(45,572)	(362,753)
Proxy contention fees	3,983,254	-	4,724,385	-
Tax effect(2)	(1,438,439)	(5,476,081)	(5,350,584)	(5,290,304)
Adjusted EBITDA	$4,804,412	$10,657,717	$17,205,381	$44,888,767

(1)	Includes proxy contention fees of $910,000 for Employee Stock Awards issued as a result of the Settlement Agreement as discussed in our Quarterly Report on Form 10-Q.
(2)	Tax effect computed at statutory rates.

Historical Adjusted EPS	For the Three Months Ended
	31-Dec-22		31-Dec-21
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income (Loss)	$(4,102,992)	$(0.03)	$9,067,867	$0.08
Provision for income taxes	(721,125)	(0.01)	1,351,998	0.01
Depreciation and amortization	4,356,004	0.04	4,623,355	0.04
Interest expense, net	320,439	-	190,319	-
Employee stock awards	2,106,535	0.02	1,045,125	0.01
Stock grants	43,750	-	65,098	-
Stock for services	-	-	4,200	-
Warrants issued for services	106,909	-	145,508	-
Other income, net	17,403	-	(363)	-
Contingent consideration fair value	(20,326)	-	(359,309)	-
Proxy contention costs	3,983,254	0.03	-	0.04
Adjusted Net Income	$6,242,851	$0.05	$16,133,798	$0.14

Historical Adjusted EPS	For the Nine Months Ended
	31-Dec-22		31-Dec-21
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income (Loss)	$(1,653,472)	$(0.01)	$32,720,039	$0.29
Provision for income taxes	1,369,427	0.01	1,351,998	0.01
Depreciation and amortization	12,950,972	0.11	12,778,103	0.11
Interest expense, net	538,191	-	468,404	-
Employee stock awards	4,457,973	0.04	2,898,250	0.03
Stock grants	135,344		197,110	-
Stock for services	-	-	4,200	-
Warrants issued for services	106,909)	-	145,508	-
Other income, net	(28,193)		(21,788)	-
Contingent consideration fair value	(45,572)	-	(362,753)	-
Proxy contention costs	4,724,385	0.04	-	-
Adjusted Net Income	$22,555,964	$0.19	$50,179,071	$0.44

Updated Adjusted EPS	For the Three Months Ended
	31-Dec-22		31-Dec-21
Reconciliation of GAAP net income to Fully Diluted EPS
Net income/(loss)	$(4,102,992)	$(0.03)	$9,067,867	$0.08
Depreciation and amortization	4,356,004	0.04	4,623,355	0.04
Interest expense, net	320,439	-	190,319	-
Employee stock awards	2,106,535	0.02	1,045,125	0.01
Stock grants	43,750	-	65,098	-
Stock for services	-	-	4,200	-
Warrants issued for services	106,909	-	145,508	-
Contingent consideration fair value	(20,326)	-	(359,309)	-
Proxy contention costs	3,983,254	0.03	-	-
Tax effect (1)	(1,390,215)	(0.01)	(5,476,184)	(0.05)
Adjusted Net Income	$5,403,358	$0.05	$9,305,979	$0.08

(1)	Tax effect computed at statutory rates.

Updated Adjusted EPS	For the Nine Months Ended
	31-Dec-22		31-Dec-21
Reconciliation of GAAP net income to Fully Diluted EPS
Net income/(loss)	$(1,653,472)	$(0.01)	$32,720,039	$0.29
Depreciation and amortization	12,950,972	0.11	12,778,103	0.11
Interest expense, net	538,191	-	468,404	-
Employee stock awards	4,457,973	0.04	2,898,250	0.03
Stock grants	135,344	-	197,110	-
Stock for services	-	-	4,200	-
Warrants issued for services	106,909	-	145,508	-
Contingent consideration fair value	(45,572)	-	(362,753)	-
Proxy contention costs	4,724,385	0.04	-	-
Tax effect (1)	(5,358,562)	(0.05)	(5,296,470)	(0.05)
Adjusted Net Income	$15,856,168	$0.14	$43,552,391	$0.38

(1)	Tax effect computed at statutory rates.

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021
Weighted average number of shares outstanding
Basic	117,348,511	114,757,014	116,950,013	111,289,024
Diluted	117,348,511	116,717,500	116,950,013	113,350,998